UNITEDHEALTH GROUP INCORPORATED

STOCK APPRECIATION RIGHTS AWARD
(STOCK SETTLED)

Award Number: ____________

Award Date	Number of Shares	Grant Price	Expiration Date

THIS CERTIFIES THAT UnitedHealth Group Incorporated (the “Company”) has on the Award Date specified above granted to

«Name»

(“Participant”) stock appreciation rights (the “Stock Appreciation Rights”) with respect to the number of shares of UnitedHealth Group Incorporated Common Stock, $.01 par value per share (the “Common Stock”), indicated above in the box labeled “Number of Shares” (the “Shares”). The initial value of each Share is indicated above in the box labeled “Grant Price.” This Award represents the right to receive shares of Common Stock (the “Issued Shares”) only when, and with respect to the number of Shares as to which, the Award has vested (the “Vested Shares”). This Award is subject to the terms and conditions set forth below and in the UnitedHealth Group Incorporated 2002 Stock Incentive Plan (the “Plan”). A copy of the Plan is available upon request. In the event of any conflict between the terms of the Plan and this Award, the terms of the Plan shall govern. Any terms not defined herein shall have the meaning set forth in the Plan.

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1. Rights of the Participant with Respect to the Stock Appreciation Rights.

(a) No Shareholder Rights. The Stock Appreciation Rights granted pursuant to this Award do not and shall not entitle Participant to any rights of a shareholder of Common Stock prior to the exercise of the Stock Appreciation Rights and the receipt of the Issued Shares in accordance with this Award. The rights of Participant with respect to this Award shall remain forfeitable at all times prior to the date on which such rights become vested in accordance with Section 2, 3 or 4 hereof.

(b) Exercise of Stock Appreciation Rights; Issuance of Common Stock. No shares of Common Stock shall be issued to Participant prior to the date on which the Stock Appreciation Rights are vested in accordance with Sections 2, 3, or 4, and exercised in accordance with Section 5. Upon exercise of the Stock Appreciation Rights, Participant shall be entitled to receive a number of Issued Shares for each Vested Share with respect to which the Stock Appreciation Rights are exercised equal to (i) the excess of the Fair Market Value of one Share on the date of exercise over the Grant Price, divided by (ii) the Fair Market Value of one Share on the date of exercise. The Issued Shares shall be issued in book-entry form, registered in Participant’s name or in the name of Participant’s legal representatives, beneficiaries or heirs, as the case may be. The Company will not deliver any fractional share of Common Stock but will pay, in lieu thereof, cash equal to the Fair Market Value of such fractional share.

2. Vesting. Subject to the terms and conditions of this Award, the Stock Appreciation Rights shall vest and may be exercised by Participant with respect to 25% of the Shares on each of the first, second, third and fourth anniversaries of the Award Date if Participant remains continuously employed by the Company until the respective vesting dates.

3. Early Vesting Upon Change in Control. Notwithstanding the other vesting provisions contained in Section 2, but subject to the other terms and conditions set forth herein, upon the effective date of a Change in Control the Stock Appreciation Rights with respect to all of the Shares shall become immediately and unconditionally vested and exercisable. For purposes of this Award, a “Change in Control” shall mean the sale of all or substantially all of the Company’s assets or any merger, reorganization, or exchange or tender offer which, in each case, will result in a change in the power to elect 50% or more of the members of the Board of Directors of the Company.

4. Forfeiture or Early Vesting Upon Termination of Employment.

(a) Termination of Employment Generally. If Participant ceases to be an employee of the Company for any reason (voluntary or involuntary) other than death or permanent long-term disability, then Participant may at any time within the Exercise Period (as defined below) exercise the Stock Appreciation Rights with respect to the Vested Shares on the date of the termination. Participant’s Stock Appreciation Rights with respect to any unvested Shares shall be immediately and irrevocably forfeited on the date of termination.

(b) Death or Permanent Long-Term Disability. If Participant dies while employed by the Company or its subsidiaries, or if Participant’s employment by the Company or its subsidiaries is terminated due to Participant’s failure to return to work as the result of a permanent long-term disability which renders Participant incapable of performing his or her duties as determined under the provisions of the Company’s long-term disability insurance program applicable to Participant, then (i) the Stock Appreciation Rights with respect to any unvested Shares shall immediately vest, and (ii) Participant (or Participant’s personal representatives, administrators or guardians, as applicable, or any person or persons to whom the Stock Appreciation Rights are transferred by will or the applicable laws of descent and distribution) may, at any time within a period of five years after the Participant’s death or termination of employment due to the Participant’s failure to return to work as the result of a permanent long-term disability, or for such other longer period established at the discretion of the Committee or the Chief Executive Officer of the Company, exercise the Stock Appreciation Rights to the extent of the full number of Vested Shares.

(c) Severance. If Participant is entitled to severance under the Company’s severance pay plan as in effect on the date hereof, then the Stock Appreciation Rights shall continue to vest for the period of such severance that Participant is eligible to receive. If Participant is entitled to severance under an employment agreement entered into with the Company, then vesting of the Stock Appreciation Rights shall continue for the period of such severance that Participant is entitled to receive as of the date hereof. If Participant is entitled to separation pay other than under the Company’s severance pay plan or an employment agreement, then vesting of the Stock Appreciation Rights shall continue for the lesser of (i) the period Participant would have received payments under the severance pay plan as in effect on the date hereof, had Participant been eligible for such payments or (ii) the period of separation pay. In either case, should Participant be paid in a lump sum versus bi-weekly payments, the Stock Appreciation Rights shall continue to vest for the period of time in which severance or separation pay would have been paid had it been paid bi-weekly.

(d) For purposes of this Award, “Exercise Period” means the greater of (i) a period of three months after the date of termination of Participant’s employment, (ii) if Participant is entitled to severance or separation pay, a period of three months after vesting ceases as provided in (c) above, or (iii) such other longer period established at the discretion of the Committee or the Chief Executive Officer of the Company. Notwithstanding any other provision of this Agreement, the Stock Appreciation Rights shall in no event be exercisable to any extent or by any Person after the Expiration Date.

5. Method of Exercise. The Stock Appreciation Rights may be exercised with respect to Vested Shares by delivery to the Company of a written notice which shall state that Participant elects to exercise the Stock Appreciation Rights as to the number of Vested Shares specified in the notice as of the date specified in the notice.

6. Restriction on Transfer. During Participant’s lifetime, the Stock Appreciation Rights shall be exercisable only by Participant. Participant may not transfer the Stock Appreciation Rights except by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act or the rules promulgated thereunder. Any attempt to otherwise transfer the Stock Appreciation Rights shall be void.

7. Termination. The Stock Appreciation Rights granted pursuant to this Award shall terminate on the earlier to occur of (a) the date indicated above in the box labeled “Expiration Date” or (b) as provided in Section 4 above.

8. Forfeiture of Stock Appreciation Right. If Participant violates: (a) any provision of the Restrictive Covenants of this Certificate, or (b) any provision of the Company’s Principles of Integrity and Compliance, then all unvested portions of the Stock Appreciation Rights, together with any portions of the Stock Appreciation Rights which vested within one year prior to the termination of Participant’s employment with the Company or at any time after such termination (the “Forfeited Shares”), shall become null and void and Participant shall pay to the Company, upon demand, an amount equal to the difference between the proceeds Participant has received from any sales of Forfeited Shares; and if Participant still holds all or any part of the Forfeited Shares at the time such Company demand is made, the aggregate Fair Market Value of such Forfeited Shares as of the date of vesting of the Forfeited Rights. The paragraph does not constitute the Company’s exclusive remedy for Participant’s violation of the Restrictive Covenants. The Company may seek any additional legal or equitable remedy, including injunctive relief, for any such violation.

9. Restrictive Covenants. In consideration of the terms of this Award and Participant’s access to Confidential Information, Participant agrees to the Restrictive Covenants set forth below. For purposes of the Restrictive Covenants, the “Company” means UnitedHealth Group and all of its subsidiaries and other affiliates.

(a) Confidential Information. Participant has or will be given access to and provided with sensitive, confidential, proprietary and/or trade secret information (collectively, “Confidential Information”) in the course of Participant’s employment. Examples of Confidential Information include inventions, new product or marketing plans, business strategies and plans, merger and acquisition targets, financial and pricing information, computer programs, source codes, models and data bases, analytical models, customer lists and information, and supplier and vendor lists and information. Participant agrees not to disclose or use Confidential Information, either during or after Participant’s employment with the Company, except as necessary to perform Participant’s duties or as the Company may consent in writing.

(b) Non-Solicitation. During Participant’s employment and for the greater of two years after the termination of Participant’s employment for any reason whatsoever or the period of time for which the Stock Appreciation Rights remain exercisable, Participant may not, without the Company’s prior written consent, directly or indirectly, for Participant or for any other person or entity, as agent, employee, officer, director, consultant, owner, principal, partner or shareholder, or in any other individual or representative capacity:

(i)	Engage in any business competitive with any Company business with any person or entity who: (a) was a Company provider or customer within the 12 months before Participant’s employment termination and, (b) with whom Participant had contact to further the Company’s business or for whom Participant performed services, or supervised the provision of services for, during Participant’s employment.

(ii)	Hire, employ, recruit or solicit any Company employee or consultant.

(iii)	Induce or influence any Company employee, consultant, customer or provider to terminate his, her or its employment or other relationship with UnitedHealth Group.

(iv)	Assist anyone in any of the activities listed above.

(c) Non-Competition. During Participant’s employment and for the greater of one year after the termination of Participant’s employment for any reason whatsoever or the period of time for which the which the Stock Appreciation Rights remain exercisable, Participant may not, without the Company’s prior written consent, directly or indirectly, for Participant or for any other person or entity, as agent, employee, officer, director, consultant, owner, principal, partner or shareholder, or in any other individual or representative capacity:

(i) Engage or participate in, or in any way render services or assistance to, any business that competes, directly or indirectly, with any Company product or service that Participant participated in, engaged in, or had Confidential Information regarding, during Participant’s employment.

(ii)	Assist anyone in any of the activities listed above.

By accepting this Stock Appreciate Right, Participant agrees that the provisions of this Restrictive Covenants section are reasonable and necessary to protect the legitimate interests of the Company.

9. Adjustments to Stock Appreciation Rights. In the event that any dividend or other distribution (whether in the form of cash,  shares of Common Stock, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Common Stock or other securities of the Company or other similar corporate transaction or event affecting the Common Stock would be reasonably likely to result in the diminution or enlargement of any of the benefits or potential benefits intended to be made available under the Award (including, without limitation, the benefits or potential benefits of provisions relating to the term, vesting or exercisability of the Stock Appreciation Rights), the Committee shall, in such manner as it shall deem equitable or appropriate in order to prevent such diminution or enlargement of any such benefits or potential benefits, make adjustments to the Award, including adjustments in the number and type of Shares subject to the Stock Appreciation Rights; provided, however, that the number of shares of Common Stock into which the Stock Appreciation Rights may be exercised shall always be a whole number.

10. Income Tax Matters.

(a)  In order to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal or state payroll, withholding, income or other taxes, which are the sole and absolute responsibility of Participant, are withheld or collected from Participant.

(b)  In accordance with the terms of the Plan, and such rules as may be adopted by the Committee under the Plan, the Participant’s minimum required federal, state and local payroll, withholding, income or other tax withholding obligations arising from the receipt of Issued Shares will be satisfied by withholding a portion of the Issued Shares otherwise to be delivered having a Fair Market Value equal to the amount of such taxes (but only to the extent of the minimum amount required to be withheld under applicable laws or regulations). The Company will not deliver any fractional share of Common Stock but will pay, in lieu thereof, cash equal to the Fair Market Value of such fractional share.

11. Miscellaneous.

(a)  This Award does not confer on Participant any right with respect to the continuance of any relationship with the Company or its subsidiaries, nor will it interfere in any way with the right of the Company to terminate such relationship at any time.

(b) Neither the Plan nor this Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured creditor of the Company or any Affiliate.

(c)  The Company shall not be required to deliver any shares of Common Stock upon exercise of any Stock Appreciation Rights until the requirements of any federal or state securities laws, rules or regulations or other laws or rules (including the rules of any securities exchange) as may be determined by the Company to be applicable are satisfied.

(d)  An original record of this Award and all the terms hereof, executed by the Company, is held on file by the Company. To the extent there is any conflict between the terms contained in this Award and the terms contained in the original held by the Company, the terms of the original held by the Company shall control.

(e) If a court or arbitrator decides that any provision of this Certificate is invalid or overbroad, Participant agrees that the court or arbitrator should narrow such provision so that it is enforceable or, if narrowing is not possible or permissible, such provision should be considered severed and the other provisions of this Certificate should be unaffected.

(f) Participant agrees that (i) legal remedies (money damages) for any breach of the Restrictive Covenants in this Certificate will be inadequate, (ii) the Company will suffer immediate and irreparable harm from any such breach, and (iii) the Company will be entitled to injunctive relief from a court in addition to any legal remedies the Company may seek in arbitration.

(g) The Restrictive Covenants in this Certificate shall survive termination of the Stock Appreciation